UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

May 22, 2013

Date of Report (Date of earliest event reported)

NATIONAL OILWELL VARCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12317	76-0475815
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7909 Parkwood Circle Dr. Houston, Texas	77036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-346-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 22, 2013, National Oilwell Varco, Inc. (the “Company”) held its Annual Meeting of Stockholders where the following matters were voted upon and approved by the Company’s stockholders:

1.	the election of six members to the Board of Directors;

2.	the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for 2013;

3.	the approval, on an advisory basis, of the compensation of our named executive officers;

4.	the approval of amendments to the National Oilwell Varco, Inc. Long-Term Incentive Plan; and

5.	the approval of the National Oilwell Varco, Inc. Annual Cash Incentive Plan for Executive Officers.

The following is a summary of the voting results for each matter presented to the Company’s stockholders:

1. Election of directors:	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Merrill A. Miller, Jr.	298,015,633	13,389,373	1,434,920	35,010,245
Greg L. Armstrong	304,131,000	7,318,552	1,390,374	35,010,245
Ben A. Guill	280,304,402	31,140,852	1,394,672	35,010,245
David D. Harrison	305,233,436	6,214,981	1,391,509	35,010,245
Roger L. Jarvis	304,468,392	6,978,888	1,392,646	35,010,245
Eric L. Mattson	305,224,787	6,222,315	1,392,824	35,010,245

The six directors nominated by the Board of Directors were re-elected to serve one-year terms expiring in 2014. There were no nominees to office other than the directors elected.

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for 2013	335,364,161	11,161,401	1,324,609	0

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3. Approval of the compensation of the Company’s named executive officers	299,534,506	11,284,617	2,020,803	35,010,245

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4. Approval of amendments to the National Oilwell Varco, Inc. Long-Term Incentive Plan	295,740,807	16,317,236	781,883	35,010,245

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5. Approval of the National Oilwell Varco, Inc. Annual Cash Incentive Plan for Executive Officers	304,145,626	7,902,633	791,667	35,010,245

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2013	NATIONAL OILWELL VARCO, INC.

/s/ Raymond W. Chang
Raymond W. Chang Vice President

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